UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2024

Date of Report (Date of earliest event reported)

THUNDER POWER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 W 9th St #848 Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-214-2482

Feutune Light Acquisition Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered

Common stock, par value $0.0001 per share	AIEV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Warrant Agreement

On June 21, 2024, Feutune Light Acquisition Corporation (together with its successor, Thunder Power Holdings, Inc., the “Company”) and Continental Stock Transfer & Trust Company (“CST”) entered into an Amended and Restated Warrant Agreement (the “Amended Warrant Agreement”), which contains substantially identical terms with the warrant agreement entered int by and between the Company and CST dated as of June 15, 2022 (the “Warrant Agreement”), except, among other things, that references to “Class A Common Stock” in the Warrant Agreement have changed to “New Common Stock.”

A copy of the Amended Warrant Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amended Warrant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the Amended Warrant Agreement.

Escrow Agreement

On June 21, 2024, the Company entered into an escrow agreement (the “Escrow Agreement”) with Mr. Wellen Sham, Yuanmei Ma and CST, pursuant to which, among other things, (1) CST will act as the escrow agent under the Escrow Agreement; (2) at the Closing (as defined in the Escrow Agreement), the Company will deposit with CST 20,000,000 shares (the “Earnout Shares”) of common stock, par value $0.0001 per share, of the Company (the “Parent Common Stock”), less any portion of Earnout Shares that becomes vested and deliverable to Thunder Power Shareholders (as defined in the Escrow Agreement) at the Closing if any Triggering Event (as defined in the Escrow Agreement) has been achieved prior to the Closing, to be held by CST in a segregated escrow account (the “Earnout Escrow Account”) and disbursed therefrom in accordance with the terms of the Escrow Agreement; and (3) if any portion of the Earnout Shares becomes eligible for release in accordance with the terms of the Escrow Agreement, CST will release the applicable portion of Earnout Shares from the Earnout Escrow Account in accordance with the terms of the Escrow Agreement and disburse to each Thunder Power Shareholder the applicable portion of Earnout Shares therefrom in accordance with the terms of the Escrow Agreement.

A copy of the Escrow Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Escrow Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the Escrow Agreement.

Non-Disclosure, Non-Competition and Non-Solicitation Agreements

On June 21, 2024, the Company entered into a non-disclosure, non-competition and non-solicitation agreement (the “Non-competition Agreement”) with Gen J Holdings LLC and Electric Power Technology Ltd (collectively, the “Non-competing Shareholders”), pursuant to which the Non-competing Shareholders agreed, among other things, (1) not to use the Confidential Information (as defined in the Non-competition Agreement) or disclose all or any part of the Confidential Information in any form to any third party without the prior written consent of the Company on a case-by-case basis, (2) during the Restricted Period (as defined in the Non-competition Agreement), not to, directly or indirectly, for the Non-competing Shareholders’ own benefit or for the benefit of any other Person (as defined in the Non-competition Agreement) other than the Company or its subsidiaries, whether as an owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with, undertake any planning to compete with, or assist or encourage any other Person in competing with or undertaking any planning to compete with, the Company or any of its subsidiaries, except as otherwise approved by the board of directors of the Company, or any committee thereof (the “Board”), or contemplated under the Other Agreements (as defined in the Non-competition Agreement), (3) during the Restricted Period, except as required for the proper performance of the Non-competing Shareholders’ obligations under the Non-competition Agreement or otherwise approved by the Board or contemplated under the Other Agreements, not to, directly or indirectly, and not to assist or encourage any other Person to, (i) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its subsidiaries to terminate, diminish or otherwise change in any manner adverse to the Company or any of its subsidiaries his, her or its relationship with any of them; or (ii) seek to persuade any such customer, vendor, supplier or business partner, or any prospective customer, vendor, supplier or business partner of the Company or any of its subsidiaries, to conduct with anyone else any business or activity that such Person conducts or could conduct with the Company or any of its subsidiaries, and (4) during the Restricted Period, except as required for the proper performance of the Non-competing Shareholders’ obligations under the Non-competition Agreement or otherwise approved by the Board or contemplated under the Other Agreements, not to, directly or indirectly, and not to assist or encourage any other Person to, (i) hire or engage any employee of the Company or any of its subsidiaries, (ii) solicit for hiring or engagement any employee of the Company or any of its subsidiaries or seek to persuade any such employee to discontinue employment, or (iii) solicit or encourage any independent contractor providing services to the Company or any of its subsidiaries to terminate, diminish or otherwise change in any manner adverse to the Company or any of its subsidiaries his, her or its relationship with any of them.

A copy of the form of the Non-competition Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Non-competition Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of Non-competition Agreement.

Lock-up Agreement

On June 21, 2024, Feutune Light Sponsor LLC (the “Sponsor”), US Tiger Securities, Inc. and certain officers and directors of the Company who are signatories to a letter agreement dated June 12, 2022 in connection with the initial public offering of the Company (the “Initial Insiders”), and certain shareholders of Thunder Power Holdings Limited (“Thunder Power”) (collectively, the “Holders”) entered into a lock-up agreement with the Company (the “Lock-up Agreement”).

Pursuant to the Lock-Up Agreement, shares of common stock of the Company held by a Holder are categorized as (i) “Group I Lock-up Shares,” referring to 50% of the total number of shares of common stock of the Company that a Holder that is not an Initial Insider will receive in connection with the Merger (as defined in the Lock-up Agreement), or 50% of the number of its Parent Founder Shares (as defined below) if a Holder is an Initial Insider, (ii) “Group II Lock-up Shares,” referring to the remaining 50% of the total number of shares of common stock of the Company that a Holder that is not an Initial Insider will receive in connection with the Merger, or the remaining 50% of the number of its Parent Founder Shares if a Holder is an Initial Insider ; and (iii) “Group III Lock-up Shares,” referring to the total number of shares of common stock of the Company underlying its Parent Private Units (as defined below) and Parent Working Capital Units (as defined below) in connection with the Merger. “Parent Founder Shares” means 2,443,750 shares of Class B common stock of the Company held by certain Initial Insiders prior to the completion of the Company’s business combination. “Parent Private Units” means 454,250 FLFV Units (as defined in the Lock-up Agreement) purchased by certain Initial Insiders simultaneously with the consummation of the Company’s initial public offering. “Parent Working Capital Units” means all private FLFV Units issuable upon conversion of the maximum aggregate amount of US$3,00,000 of working capital and extension loans, if any, at $10.00 per unit, upon the consummation of the Company’s business combination. The Group I Lock-Up Shares, Group-II Lock-up Shares, Group-III Lock-up Shares are collectively referred to as “Lock-up Shares.”

The “Lock-up Period” means (i) with respect to the Group I Lock-up Shares, the period commencing at the Effective Time  (as defined in the Lock-up Agreement) and ending on the date that is the earlier to occur of (A) six months thereafter, or (B) the date on which the closing price of each share of common stock of the Company equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Merger; (ii) with respect to the Group II Lock-up Shares, the period commencing at the Effective Time and ending on the date that is six months thereafter; and (iii) with respect to the Group III Lock-up Shares, the period commencing at the Effective Time and ending on that date that is 30 days thereafter.

The Holders will, subject to certain customary exceptions, agree not to, within the Lock-up Period, (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

A copy of the form of the Lock-up Agreement is filed with this Current Report as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Lock-up Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the Lock-up Agreement.

Indemnification Agreements

On June 21, 2024, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with each of its directors, including Coleman Bradley, Yuanmei Ma, Mingchih Chen, Thomas Hollihan and Kevin Vassily (collectively, the “Indemnitees”), pursuant to which, among other things, the Company agreed to indemnify, hold harmless, exonerate and to advance expenses on behalf of, the Indemnitees to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities, including (1) indemnification in third-party proceedings, (2) indemnification in proceedings by or in the right of the Company, (3) indemnification for expenses of a party who is wholly or partly successful, (4) indemnification for expenses of a witness, and (5) additional customary indemnification, hold harmless and exoneration rights.

A copy of the form of the Indemnification Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the Indemnification Agreement.

Letter Agreement for the Settlement of All Outstanding Notes and Waiver of Claims

Pursuant to Feutune Light Acquisition Corporation’s registration statement on Form S-1 (File No. 333-264221) relating to its initial public offering (the “IPO”), which was declared effective by the SEC on June 14, 2022, the Sponsor, and its designees or affiliates, may but were not required to provide working capital loans (the “Working Capital Loans”) to the Company, up to $3,000,000 of which may be converted into working capital units (the “Working Capital Units”), at the price of $10.00 per unit at the option of the lender, upon the consummation of the initial business combination of the Company, and such Working Capital Units would be identical to the private units sold in the private placement consummated simultaneously with the IPO.

As of June 21, 2024, the Sponsor had provided a total of $2,636,000 in Working Capital Loans and had elected to convert all such Working Capital Loans into 263,600 Working Capital Units, which include 263,600 shares of Class A common stock, par value $0.0001 per share (the “Working Capital Shares”), 263,600 warrants, each of which may be exercised into one share of Class A common stock of the Company (the “Working Capital Warrants”), and 263,600 rights, each of which entitles the holder to receive one-tenth of one Class A common stock of the Company at the closing of a business combination (the “Working Capital Rights”).

On June 21, 2024, the Company, the Sponsor and all members of the Sponsor entered into a letter agreement (the “Letter Agreement”) to convert all Working Capital Loans into 263,600 Working Capital Units, which, upon Closing (as defined below) of the Company’s business combination, would entitle the Sponsor to: (x) receive 263,600 common stock of the Company converted, on a one-for-one basis, from the 263,600 Working Capital Shares; (y) 263,600 warrants of the Company, whose terms are set forth in the Amended Warrant Agreement, converted, on a one-for-one basis, from 263,600 warrants of the Company under the Warrant Agreement; and (z) 26,360 shares of common stock of the Company converted, on a ten-for-one basis, from the 263,600 Working Capital Rights.  All securities issued pursuant to the letter agreement were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and are subject to such transfer restrictions and lock-up terms as set forth in a certain Private Unit Subscription Agreement, dated June 15, 2022, by and between the Company and the Sponsor, and the Lock-Up Agreement provided above.

In exchange for the foregoing, the Sponsor and its members agreed that all the balances and obligations associated with the Working Capital Loans have been satisfied and discharged and the Company and its affiliates are released from all potential claims or obligations from any promissory notes issued for the Working Capital Loans.

A copy of the form of the Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.9 and is incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the Letter Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Promissory Notes for Working Capital Loans

On June 21, 2024, the Company issued (1) an unsecured promissory note of $300,000 (the “WCL Note I”) to Wellen Sham, to evidence a loan of $300,000 provided by Mr. Sham to the Company, (2) an unsecured promissory note of $70,000 (the “WCL Note II”) to Sam Yu, an individual designated by the Sponsor, to evidence a loan of $70,000 provided by Mr. Yu to the Company, and (3) an unsecured promissory note of $70,000 (the “WCL Note III,” together with the WCL Note I and WCL Note II, the “WCL Notes”) to Sau Fong Yeung, an individual designated by the Sponsor, to evidence a loan of $70,000 provided by Ms. Yeung to the Company.

The WCL Note I bears interest at a rate per annum equal to 10% of the outstanding principal balance. The WCL Note I is payable in full upon the earlier of (i) 90 days after the consummation of the Company’s business combination, or (ii) the date of the liquidation of the Company (such date, the “Maturity Date”). Any of the following will constitute an event of default under the WCL Note I: (i) a failure to pay the outstanding principal balance within five (5) business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action; (iii) the breach of any of Company’s obligations under the WCL Note I; (iv) any cross defaults; (v) an enforcement proceeding against the Company; or (vi) it is or becomes unlawful for the Company to perform any of its obligations under the WCL Note I, or any obligations of the Company under the WCL Note I are not or cease to be legal, valid, binding or enforceable. Upon the occurrence of an event of default specified in (i) or (iii) above, Mr. Sham may, by written notice to the Company, declare the WCL Note I to be due immediately and payable, whereupon the outstanding principal balance of the WCL Note I, and all other amounts payable under the WCL Note I, will become immediately due and payable without presentment, demand, protest or other notice of any kind. Upon the occurrence of an event of default specified in (ii), (iv), (v), or (vi) above, the outstanding principal balance of the WCL Note I, and all other sums payable under the WCL Note I, will automatically and immediately become due and payable, in all cases without any action on the part of Mr. Sham.

Mr. Sham has the right, but not the obligation, to convert the WCL Note I, in whole or in part, respectively, into Units (as defined in the WCL Note I) of the Company, that are identical to the public units of the Company, subject to certain exceptions, as described in the proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-275933), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 7, 2023 and declared effective by the SEC on May 10, 2024, by providing the Company with written notice of the intention to convert at least two (2) business days prior to the closing of the Company’s business combination. The number of Units to be received by Mr. Sham in connection with such conversion will be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Sham by (y) $10.00.

The terms and conditions of the WCL Note II and WCL Note III are substantially identical to the WCL Note I, except, among other things, that (1) the WCL Note II and WCL Note III bear no interest; and (2) the WCL Note II and WCL Note III are payable in full upon the earlier of (i) 30 days after the consummation of the Company’s business combination, or (ii) the date of the liquidation of the Company.

The issuances of the WCL Notes were made pursuant to the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the WCL Notes are attached as Exhibits 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the WCL Notes does not purport to be complete and is subject to, and is qualified in its entirety by, the terms and conditions of the WCL Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K as it relates to the Letter Agreement is incorporated by reference into this Item 3.02 to the extent required herein.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein.

Item 7.01 Regulation FD Disclosure.

On June 21, 2024, the Company issued a press release announcing the closing (the “Closing”) of the business combination of Feutune Light Acquisition Corporation and Thunder Power. A copy of the press release is furnished as Exhibit 99.1 hereto. The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended Warrant Agreement dated June 21, 2024
10.2	Escrow Agreement dated June 21, 2024
10.3	Form of Non-competition Agreement
10.4	Form of Lock-up Agreement
10.5	Form of Indemnification Agreement
10.6	Promissory Note dated June 21, 2024 issued by Feutune Light Acquisition Corporation to Wellen Sham
10.7	Promissory Note dated June 21, 2024 issued by Feutune Light Acquisition Corporation to Sam Yu
10.8	Promissory Note dated June 21, 2024 issued by Feutune Light Acquisition Corporation to Sau Fong Yeung
10.9	Letter Agreement dated June 21, 2024.
99.1	Press Release date June 21, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Date: June 27, 2024	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer